Exhibit 99.1

                FEDERATED DEPARTMENT STORES, INC.

                   Consolidated Balance Sheets
                           (Unaudited)

                           (millions)

                                   October 30,     January 30,    October 31,
                                      1999            1999           1998
ASSETS:
 Current Assets:
  Cash                             $     595       $     307      $     164
  Accounts receivable                  3,731           2,209          2,107
  Merchandise inventories              4,741           3,259          4,322
  Supplies and prepaid expenses          269             117            120
  Deferred income tax assets             162              80            105
   Total Current Assets                9,498           5,972          6,818

 Property and Equipment - net          6,739           6,572          6,406
 Intangible Assets - net               1,771             631            670
 Other Assets                            551             289            323

   Total Assets                    $  18,559       $  13,464      $  14,217

LIABILITIES AND SHAREHOLDERS' EQUITY:
 Current Liabilities:
  Short-term debt                  $   2,078       $     524      $     699
  Accounts payable and
   accrued liabilities                 3,688           2,446          2,998
  Income taxes                            84              98             22
   Total Current Liabilities           5,850           3,068          3,719

 Long-Term Debt                        4,658           3,057          3,549
 Deferred Income Taxes                 1,345           1,060          1,024
 Other Liabilities                       582             570            557
 Shareholders' Equity                  6,124           5,709          5,368

   Total Liabilities and
    Shareholders' Equity           $  18,559       $  13,464      $  14,217